CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the incorporation by reference in this Form N-1A filing of our report dated July 12, 2000 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 5 Form N-1A filing.


/s/ Arthur Andersen LLP
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Arthur Andersen LLP

Cincinnati, Ohio
September 25, 2000